Exhibit 99.1

FOURTH AMENDMENT TO LEASE

FOURTH AMENDMENT TO LEASE dated as of this 30th day of July, 2004, by and between Mortimer B. Zuckerman and Edward H. Linde as TRUSTEES OF ELANDZEE TRUST, but not individually, under Declaration of Trust dated March 27, 1972, recorded with the Middlesex South District Registry of Deeds in Book 12237, Page 161, as amended by instrument dated January 23, 1991 recorded with said Registry of in Book 20987, Page 157 (“Landlord”) with an address at c/o Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199 and CENTRA SOFTWARE, INC., a Delaware corporation, with an address at 430 Bedford Street, Lexington, Massachusetts 02420 (“Tenant”).

R E C I T A L S

By Lease dated July 21, 1999, (the “Lease”), Landlord did lease to Tenant and Tenant did lease from Landlord 19,349 square feet of rentable floor area (the “Rentable Floor Area of the Initial Premises”) on the second floor of the building (the “Building”) known as and numbered 430 Bedford Street, Lexington, Massachusetts (referred to in the Lease as the “Premises” or “Tenant’s Space”) and hereinafter sometimes referred to as the “Initial Premises.”

By First Amendment to Lease dated as of October 12, 1999 (the “First Amendment”), Landlord and Tenant increased the size of the Initial Premises by adding thereto 3,490 square feet of rentable floor area (referred to in the First Amendment as the “Rentable Floor Area of the Additional Premises”) on the first floor of the Building, which space is shown on Exhibit A attached to such First Amendment (referred to in the First Amendment as the “Additional Premises”) and hereinafter sometimes referred to as the “First Additional Premises.”

By Second Amendment to Lease dated as of April 27, 2000 (the “Second Amendment”), Landlord and Tenant further increased the size of the Initial Premises by adding thereto (i) 14,029 square feet of rentable floor area (the “Rentable Floor Area of the Second Additional Premises A”) consisting of 10,181 square feet on the third floor of the Building and 3,848 on the second floor of the Building, which space is shown on Exhibit A attached to such Second Amendment as Second Additional Premises A (hereinafter sometimes referred to as the “Second Additional Premises A”), (ii) 3,628 square feet of rentable floor area (the “Rentable Floor Area of the Second Additional Premises B”) on the third floor of the Building, which space is shown on Exhibit A attached to such Second Amendment as Second Additional Premises B (hereinafter sometimes referred to as the “Second Additional Premises B”), and (iii) 3,159 square feet of rentable floor area (the “Rentable Floor Area of Second Additional Premises C”) on the third floor of the Building, which space is shown on Exhibit A attached to such Second Amendment as Second Additional Premises C (hereinafter sometimes referred to as the “Second Additional Premises C”) upon the terms and conditions contained in the Second Amendment. The Second Additional Premises A, the Second Additional Premises B and the Second Additional Premises C contain a total of 20,816 square feet of rentable floor area (the “Rentable Floor Area of the Second Additional Premises”) and are hereinafter sometimes collectively referred to as the “Second Additional Premises.”

In addition, Landlord and Tenant in such Second Amendment (i) provided Tenant with a right of offer to lease 5,873 square feet of rentable floor area on the first floor of the Building shown on Exhibit B-1 attached to such Second Amendment as Offer Premises A (hereinafter sometimes referred to as “Offer Premises A”) and 5,043 square feet of rentable floor area on the first floor of the Building shown on Exhibit B-2 attached to such Second Amendment as Offer Premises B (hereinafter sometimes referred to as “Offer Premises B”) upon the terms set forth in such Second Amendment, (ii) increased the size of the Premises adding thereto an additional 5,643 square feet of rentable floor area (the “Rentable Floor Area of the Mandatory Expansion Premises”) on the second floor of the Building (the “Mandatory Expansion Premises”) if such Mandatory Expansion Premises becomes available for leasing prior to March 1, 2002 upon the terms set forth in such Second Amendment and (iii) extended the Term of the Lease for one (1) period of three (3) years and ten (10) months upon the terms and conditions as set forth in such Second Amendment.

By Third Amendment to Lease dated as of April 27, 2001 (the “Third Amendment”), Landlord and Tenant increased the size of the Premises to include the Mandatory Expansion Premises, and set forth the terms and conditions by which the Mandatory Expansion Premises were added to the Premises and the provisions by which Mandatory Expansion Premises were integrated into the Lease. The Premises, (including the Mandatory Expansion Premises) contains 49,298 rentable square feet, in the aggregate, and is hereinafter sometimes collectively referred to as the “Third Amendment Existing Premises.”

Landlord and Tenant are entering into this instrument in order to modify and reconfigure the Third Amendment Existing Premises as follows: (i) increase the square footage of the Premises by adding 8,005 rentable square feet on the third floor of the Building, identified as the “Fourth Amendment Additional Premises” on the plan attached hereto as Exhibit A-1 and made a part hereof, and (ii) decrease the square footage of the Premises by relinquishing 3,490 rentable square feet on the first floor of the Building, identified as the “Fourth Amendment Relinquished Premises” as shown on the plan attached hereto as Exhibit A-2 and made a part hereof. (The “Fourth Amendment Relinquished Premises” is also defined in the First Amendment as the “Rentable Floor Area of the Additional Premises”). As a result of adding the Fourth Amendment Additional Premises and relinquishing the Fourth Amendment Relinquished Premises, the total remaining premises shall consist of 53,813 rentable square feet and is hereinafter sometimes collectively referred to as the “Fourth Amendment Resulting Premises.” In addition, in consideration for the early renewal of the Lease by Tenant, certain rent and other concessions are being given by Landlord to Tenant as set forth in this Fourth Amendment.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. The Term of the Lease, which, but for this Fourth Amendment, is scheduled to expire on June 30, 2005, is hereby extended for thirty-six (36) months (as extended, the “Term”), commencing on July 1, 2005 and expiring on June 30, 2008 (the “Expiration Date”)

2. Effective as of the date hereof, the following definitions in Section 1.1 of the Lease shall apply to the terms of the Fourth Amendment, which definitions are hereby inserted and amend the Lease:

TENANT PLANS DATE:	October 1, 2004. This date shall relate only to the Fourth Amendment Additional Premises (which contains 8,005 square feet of Rentable Floor Area).

TENANT AUTHORIZATION DATE TO PROCEED WITH LANDLORD’S WORK:	November 1, 2004. This date shall relate only to the Fourth Amendment Additional Premises (which contains 8,005 square feet of Rentable Floor Area).

FOURTH AMENDMENT ADDITIONAL PREMISES COMMENCEMENT DATE:

The date on which Landlord’s Work on the Fourth Amendment Additional Premises is Substantially Complete (which shall include a certificate of occupancy) as defined in Section 10 (F) of this Fourth Amendment and possession of such Substantially Complete premises is delivered to Tenant.

FOURTH AMENDMENT RELINQUISHED PREMISES TERMINATION DATE:	Within thirty (30) days following the Fourth Amendment Additional Premises Commencement Date, time being the essence.

TENANT CONSTRUCTION REPRESENTATIVE:	Jim Botto

LANDLORD’S CONSTRUCTION REPRESENTATIVE:	Jon Randall and/or Mike Schmacher

INITIAL MINIMUM LIMITS OF TENANT’S COMMERCIAL GENERAL LIABILITY INSURANCE:	$5,000,000.00 combined single limit per Occurrence on a per location basis.

3. (A) Prior to the Fourth Amendment Additional Premises Commencement Date, the “Premises” (and “Tenant’s Space”) shall consist of the Third Amendment Existing Premises (containing 49, 298 rentable square feet).

(B) Effective on the Fourth Amendment Additional Premises Commencement Date, (i) the Fourth Amendment Additional Premises on the third floor of the Building (containing 8,005 rentable square feet) shall be added to, and become a part of, the “Premises” (and Tenant’s Space”) demised to Tenant under the Lease, and (ii) the Premises and Tenant’s Space (as defined in Section 1.1 of the Lease, as amended) shall include both the Third Amendment Existing Premises (containing 49,298 rentable square feet) and the Fourth Amendment Additional Premises (containing 8,005 rentable square feet) for total Rentable Floor Area of the Premises of 57,303 rentable square feet.

(C) Tenant shall vacate the Fourth Amendment Relinquished Premises within thirty (30) days following the Fourth Amendment Additional Premises Commencement Date, time being of the essence (the “Fourth Amendment Relinquished Premises Termination Date”). Tenant’s obligation to vacate the Fourth Amendment Relinquished Premises shall apply even if the Landlord’s Work on the Third Amendment Existing Premises is not Substantially Complete. Upon vacating, Tenant shall return the Fourth Amendment Relinquished Premises free and clear of all debris and personal property, in broom clean condition, with damage repaired and otherwise in compliance with the terms of the Lease. If Tenant, acting reasonably, cannot vacate the Fourth Amendment Relinquished Premises by Fourth Amendment Relinquished Premises Date, then, by written notice given by Tenant to Landlord not later than the original Fourth Amendment Relinquished Premises Termination Date (the “Extension Notice”), Tenant may extend the Fourth Amendment Relinquished Premises Termination Date for one (1) period of thirty (30) days. If Tenant gives such an Extension Notice, Tenant shall continue to be a tenant and not a holdover through the extended Fourth Amendment Relinquished Premises Termination Date. If Tenant does not give such an Extension Notice Tenant shall be deemed a holdover and all of the terms, provisions and charges set forth in the Lease regarding holdover shall apply from the original Fourth Amendment Relinquished Premises Termination Date. However, if Tenant shall give the Extension Notice then Tenant shall be deemed a holdover from the extended Fourth Amendment Relinquished Premises Termination Date and all of the terms, provisions and charges set forth in the Lease regarding holdover shall apply.

4. The Annual Fixed Rent (as defined in Section 1.1 of the Lease, as amended to date) shall be amended as follows:

(A) From May 1, 2004 until the Fourth Amendment Additional Premises Commencement Date, the Annual Fixed Rent shall be payable at the annual rate of $887,364 (being the product of (i) $18.00 and (ii) the Rentable Floor of the Third Amendment Existing Premises, which contains 49,298 rentable square feet).

(B) Subject to further reduction as provided in Section 4 (C) below, from the Fourth Amendment Additional Premises Commencement Date through June 30, 2005, the Annual Fixed Rent shall be payable at the annual rate of $1,031,454 (being the product of (i) $18.00 and (ii) the Rentable Floor Area of the Third Amendment Existing Premises and the Fourth Amendment Additional Premises, collectively containing 57,303 rentable square feet).

(C) Notwithstanding anything in the foregoing to the contrary, for the period from the Fourth Amendment Relinquished Premises Termination Date through June 30, 2005, the Annual Fixed Rent shall be REDUCED by $62,820 on an annualized basis (being the product of (i) $18.00 and (ii) the Rentable Floor Area of the Fourth Amendment Relinquished Premises, containing 3,490 rentable square feet), which reduction shall be made at the rate of one-twelfth of $62,820, i.e., a rent reduction of $5,235.00 per month for said period.

(D) For the period commencing on July 1, 2005 through June 30, 2006, the Annual Fixed Rent shall be payable at the annual rate of $1,022,447 (being the product of (i) $19.00 and (ii) the Rentable Floor Area of the Fourth Amendment Resulting Premises, containing 53,813 rentable square feet).

(E) For the period commencing July 1, 2006 through June 30, 2007, the Annual Fixed Rent shall be payable at the annual rate of $1,076,260 (being the product of (i) $20.00 and (ii) the Rentable Floor Area of the Fourth Amendment Resulting Premises, containing 53,813 rentable square feet).

(F) For the period commencing July 1, 2007 through June 30, 2008, the Annual Fixed Rent shall be payable at the annual rate of $1,130.073 (being the product of (i) $21.00 and (ii) the Rentable Floor Area of the Fourth Amendment Resulting Premises, containing 53,813 rentable square feet).

(G) In the event that Tenant exercises any of its Rights of First Offer, as more fully described in Paragraph 13 of this Fourth Amendment, the Annual Fixed Rent therefor shall be at the Annual Market Rent, as determined pursuant to Paragraph 13 below, which amount shall be added to the Annual Fixed Rent then in effect hereunder (as such Annual Fixed Rent amount may increase pursuant to the terms of this Fourth Amendment).

(H) For the three (3) months following the execution of this Fourth Amendment by both Landlord and Tenant, Landlord shall credit to Tenant towards Annual Fixed Rent under the Lease an amount equal to $45,189.83 each month, for an aggregate credit of $135,569.49. These credits will reduce the Fixed Rent for each of the months of August 2004, September 2004 and October 2004 from $73,947.00 to $28,757.17. The sole and exclusive purpose of this credit is to reimburse Tenant for the difference between (i) the Fixed Rent actually paid by Tenant to Landlord for May, June and July of 2004 (i.e., $119,136.83 per month) and (ii) the reduced amount of Fixed Rent payable by Tenant as provided in this Fourth Amendment for the months of May, June and July of 2004.

5. For the purposes of computing Tenant’s share of operating expenses, real estate taxes, electricity and the like, the “Rentable Floor Area of the Premises,” as defined in Section 1.1 of the Lease, as previously amended, shall be further amended as follows:

(A) From the date hereof until the Fourth Amendment Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall continue to be defined as the Rentable Floor Area of the Third Amendment Existing Premises, containing 49,298 rentable square feet.

(B) Subject to further reduction as provided in Section 5 (C) below, from and after the Fourth Amendment Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall mean 57,303 rentable square feet, which is comprised of the Rentable Floor Area of the Third Amendment Existing Premises (containing 49,298 rentable square feet) and the Fourth Amendment Additional Premises (containing 8,005 rentable square feet).

(C) Notwithstanding anything in the foregoing to the contrary, from and after the Fourth Amendment Relinquished Premises Termination Date, the “Rentable Floor Area of the Premises” shall (i) be reduced by 3,490 rentable square feet which is the square footage of the Fourth Amendment Relinquished Premises and (ii) the Rentable Floor Area of the Premises shall be 53,813 rentable square feet which is the Rentable Floor Area of the Fourth Amendment Resulting Premises.

(D) In the event that Tenant exercises any of Tenant’s Rights of First Offer, set forth in Paragraph 13 of this Fourth Amendment, then the “Rentable Floor Area of the Premises” shall be increased accordingly by the total rentable square footage of the additional space added by Tenant’s exercise of each and every Right of First Offer.

6. With respect to the Fourth Amendment Additional Premises, (i) the definitions of “Base Operating Expenses” and “Base Taxes” as set forth in the Lease shall be as provided in Paragraphs 7 and 8 below, and (ii) notwithstanding that Tenant’s payment for Annual Fixed Rent for the Fourth Amendment Additional Premises commences after the date of this Fourth Amendment, Tenant shall comply with all other terms of the Lease as applicable.

7. For the purposes of computing Tenant’s payments for operating expenses pursuant to Section 2.6 of the Lease, as previously amended, the definition of “Base Operating Expenses” contained in Section 1.1 of the Lease, as previously amended, shall be deleted in its entirety and replaced with the following:

(A) In order to calculate Tenant’s share of Landlord’s Operating Expenses for the Fourth Amendment Additional Premises, “Base Operating Expenses” shall be Landlord’s Operating Expenses for calendar year 2005, being the period from January 1, 2005 through December 31, 2005.

(B) In order to calculate Tenant’s share of Landlord’s Operating Expenses from July 1, 2005 through the Expiration Date, “Base Operating Expenses” for the Fourth Amendment Resulting Premises (which includes the Fourth Amendment Additional Premises) shall be Landlord’s Operating Expenses for calendar year 2005, being the period from January 1, 2005 through December 31, 2005.

(C) For the portion of the Lease Term prior to July 1, 2005, with respect to the Third Amendment Existing Premises (as reduced on the Fourth Amendment Relinquished Premises Termination Date by the Fourth Amendment Relinquished Premises), Base Operating Expenses therefor shall remain unchanged for such purposes as set forth in prior amendments to the Lease.

8. For the purposes of computing Tenant’s payments for real estate taxes pursuant to Section 2.7 of the Lease, as previously amended, the definition of “Base Taxes” contained in Section 1.1 of the Lease, as previously amended, shall be deleted in its entirety and replaced with the following:

(A) In order to calculate Tenant’s share of Landlord’s Tax Expenses for the Fourth Amendment Additional Premises, “Base Taxes” shall be Landlord’s Tax Expenses for fiscal year 2005, being the period from July 1, 2004 through June 30, 2005.

(B) In order to calculate Tenant’s share of Landlord’s Tax Expenses, from July 1, 2005 through the Expiration Date, “Base Taxes” for the Fourth Amendment Resulting Premises (which includes the Fourth Amendment Additional Premises) shall be Landlord’s Tax Expenses for fiscal year 2005, being the period from July 1, 2004 through June 30, 2005.

(C) For the portion of the Lease Term prior to July 1, 2005, with respect to the Third Amendment Existing Premises (as reduced on the Fourth Amendment Relinquished Premises Termination Date by the Fourth Amendment Relinquished Premises), the definition of Base Taxes therefore shall remain unchanged for such purposes as set forth in prior amendments to the Lease.

9. (A) On the conditions that at the time of exercise of the herein described option to extend (i) there exists no Event of Default under the Lease, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet the Premises (except for (x) an assignment or subletting permitted without Landlord’s consent under Section 5.6.1 of the Lease, (y) a subletting of less than thirty percent (30%) in the aggregate of the then Rentable Floor Area of the Premises under Section 5.6.1.1 of the Lease (it being agreed that the figure 20% shall be replaced with the figure 30% in said Section 5.6.1.1) or (z) a subletting which shall by its terms expire prior to the commencement of the Extended Term as hereinafter defined (provided however, that the provisions of Sections 5.6 through 5.6.5 of the Lease shall govern all proposed sublettings), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of five (5) years as hereinafter set forth. Said option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of said option.

(B) If Tenant desires to exercise the option to extend the Term, then Tenant shall give notice to Landlord, not earlier than fifteen (15) months nor later than twelve (12) months prior to the Expiration Date of the Term of this Lease, requesting a proposed Annual Fixed Rent quotation from Landlord for the Extended Term (which proposed rent shall be ninety-five percent (95%) of the fair market value for the Premises); provided, however, in no event shall the Annual Fixed Rent payable during the Extended Term be less than the Annual Fixed Rent for the last year of the Lease Term then in effect. If, at the expiration of thirty (30) days after the date when Landlord receives Tenant’s written request as aforesaid (the “Negotiation Period”), Landlord and Tenant (i) have not reached agreement on a determination of an Annual Fixed Rent for such Extended Term and (ii) executed a written instrument extending the Term of this Lease pursuant to such agreement, then within ten (10) days following the expiration of the Negotiation Period, Tenant shall have the right to deliver to Landlord written notice of Tenant’s desire to invoke the broker determination process (the “Broker Determination”) in order to establish the Prevailing Market Rent (as defined in Exhibit C) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit C. If Tenant shall have requested the Broker Determination in a timely manner, then the Annual Fixed Rent for such Extended Term shall be the greater of (a) ninety-five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination or (b) the Annual Fixed Rent in effect during the last twelve (12) month period of the Lease Term immediately prior to such Extended Term.

(C) In accordance with the provisions of Section B above, upon either the agreement of the parties during the Negotiation Period or pursuant to a Broker Determination election by Tenant, this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the applicable manner set forth in this Paragraph 9; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term.

(D) Tenant shall have no other option rights to extend the term, except as set forth in this Paragraph 9 of this Fourth Amendment and any other rights to extend the term, if any, shall be extinguished hereby and be deemed null and void.

10. (A) No later than the Tenant Plans Date, Tenant shall deliver to Landlord the data and information required by Exhibit B hereof for approval by Landlord. The data and information (the “Tenant’s Submission”) shall contain all of the work that Tenant desires to be performed by Landlord (“Landlord’s Work”). Landlord’s Work consists of two (2) components: (1) preparation of the Fourth Amendment Additional Premises for Tenant’s occupancy and (2) renovation of the Third Amendment Existing Premises (except for the Fourth Amendment Relinquished Premises which will no longer be part of the Premises). The Premises in which Landlord’s Work shall be undertaken is herein sometimes collectively called the “Buildout Premises.” In addition, on or before the Tenant Plans Date, Tenant shall execute and deliver to Landlord any affidavits and documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord’s Work on a timely basis (“Permit Documentation”). Landlord’s approval of Tenant’s Submission shall not be unreasonably withheld or delayed; provided, however, that Landlord’s determination of matters relating to aesthetic issues, alterations or changes visible outside the Premises shall be in Landlord’s sole discretion. Landlord shall cause to be prepared a detailed floor plan layout together with working drawings (the “Plans”) containing at least the information contained in Tenant’s Submission and a statement of the total cost of Landlord’s Work. Tenant and Landlord shall work together to finalize a set of approved Plans and budget on or before the Tenant Authorization Date to Proceed with Landlord’s Work. The cost of Landlord’s Work shall include a construction management fee to Landlord equal to 4% of the sum of (i) cost of Landlord’s Work that Landlord manages before application of the Tenant Allowance and (ii) the cost of any additional work performed by Landlord at Tenant’s request that Landlord manages (collectively called the “Construction Management Fee”). Except as otherwise provided herein under this Paragraph 10, if the total cost of Landlord’s Work exceeds the Tenant Allowance (as defined in Paragraph 10 (E)

below), it is understood and agreed that Tenant shall be fully responsible for all costs (such excess costs being referred to as “Tenant Plan Excess Costs”) of Landlord’s Work in excess of the Tenant Allowance. Notwithstanding anything herein to the contrary, the cost of Landlord’s Work shall not exceed the agreed-upon budget without Tenant’s prior review and approval, and within ten (10) days after receipt of such budget from Landlord, Tenant shall respond to Landlord by accepting or rejecting the budget. However, Landlord agrees to bid the proposed Landlord’s Work with three (3) contractors selected by Landlord who regularly perform tenant improvement work and Landlord shall provide copies of all three (3) bids to Tenant together with Landlord’s recommendations, if any. Upon request, Landlord shall provide Tenant with copies of invoices evidencing the actual cost of Landlord’s Work incurred by Landlord. If Tenant shall accept the budget, the Tenant Plan Excess Costs, if any, shall be deemed accepted by Tenant, and Tenant shall immediately issue a Notice to Proceed with Landlord’s Work. If Tenant shall reject the budget, the parties shall work together until modification of Landlord’s Work and/or the budget shall be acceptable to both Landlord and Tenant, at which time Tenant shall immediately deliver to Landlord a Notice to Proceed. Upon delivery of said Notice to Proceed to Landlord, the final Plans approved by Tenant, and the costs associated therewith, shall constitute all of the Landlord’s Work to be performed within the Build out Premises.

(B) To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, 50% of the Tenant Plan Excess Costs prior to the commencement of Landlord’s Work, with the balance of the Tenant Plan Excess Costs due upon Substantial Completion of Landlord’s Work, provided however, that in the event that the Tenant Plan Excess Costs exceed $50,000.00 (“Maximum Amount”), then Tenant shall pay to Landlord, as Additional Rent, prior to the commencement of Landlord’s Work, all such Tenant Plan Excess Costs in excess of the Maximum Amount.

(C) Landlord hereby agrees that upon notice from Tenant to Landlord given upon the determination of the Tenant Plan Excess Costs, Tenant shall be permitted to amortize the Tenant Plan Excess Costs (in an amount not to exceed $229,040) (the “Amortization Amount”) on a direct reduction basis, at an interest rate of nine (9%) percent per annum in equal monthly installments. Tenant shall be permitted to request several draws of the Amortization Amount which shall be paid to Landlord as Additional Rent. The Amortization Amount shall commence to be repaid, commencing on the first day of the month next following a draw date when such funds are needed (“Monthly Improvement Cost Payments”). The Amortization Amount outstanding shall at no time exceed $229,040 in the aggregate.

FOR EXAMPLE: If Tenant needs $50,000.00 in order to fund (or partially fund) the 50% of Tenant’s Plan Excess Costs required prior to the commencement of Landlord’s Work, the amortization period shall commence on the first day of the month after Landlord’s Work has commenced. If Tenant requires an additional $50,000.00 in order to fund (or partially fund) the 50% of Tenant’s Plan Excess Costs required at Substantial Completion of Landlord’s Work, for that portion of the Amortization Amount, the amortization period shall commence on the first day of the month following Substantial Completion.

(D) Neither the Amortization Amount nor the Monthly Improvement Cost Payments shall be abated or reduced for any reason whatsoever (including, without limitation, untenantability of the Premises or termination of the Lease). Without limiting the foregoing, the rent abatement provisions of Article VI of the Lease shall not apply to the Amortization Amount or the Monthly Improvement Cost Payments. Since the payment of the Amortization Amount represents a reimbursement to Landlord of costs which Landlord will incur in connection with the construction of the Premises, if there is any default (beyond the expiration of any applicable grace periods) of any of Tenant’s obligations under the Lease (including, without limitation, its obligation to pay the Monthly Improvement Cost Payments) or if the term of this Lease is terminated for any reason whatsoever prior to the termination of the term of the Lease, Tenant shall pay to Landlord, immediately upon demand, the unamortized balance of the Amortization Amount. Tenant’s obligation to pay the unamortized balance of the Amortization Amount shall be in addition to all other rights and remedies which Landlord has based upon any default of Tenant under the Lease, and Tenant shall not be entitled to any credit or reduction in such payment based upon amounts collected by Landlord from reletting the Premises after the default of Tenant. All outstanding amounts of the Amortization Amount, if any, shall be repaid by no later than June 30, 2008.

(E) Landlord shall provide to Tenant a special allowance (the “Tenant Allowance”) in the amount of $566,589.00. Landlord shall be entitled to deduct from the Tenant Allowance the “Construction

Management Fee” (defined in Section 10(A) above). Notwithstanding the foregoing, Landlord shall be under no obligation (i) to pay for any of the costs of the Landlord’s Work that exceed the total Tenant Allowance and (ii) to apply any portion of the Tenant Allowance for any purposes other than as provided in this subsection (E). Provided, however, subject to verification by Landlord, Tenant shall be permitted to apply up to $134,532.50 for the costs incurred (i) by Landlord to prepare the Plans, and other documents drawings, etc. for Landlord’s Work, including, without limitation, Landlord’s architectural and space planning fees incurred in the preparation of the Plans and changes and modifications thereto, (ii) by Tenant to prepare Tenant’s Submission and finalize the Plans, and (iii) for telecommunications wiring, furniture relocation and reassembly of existing partitions within the Buildout Premises (collectively called “Tenant’s Soft Costs”). In order to be reimbursed for Tenant’s Soft Costs, Tenant shall submit paid invoices, and other documentation reasonably required by Landlord, which, if Landlord is satisfied shall then be included as Tenant Soft Costs for application under the Tenant Allowance. In addition, in the event that (1) an Event of Default (as defined in Section 7.1 of the Lease) exists or (2) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any remaining portion of the Tenant Allowance and Tenant shall be obligated to pay, as Additional Rent, all costs of the Landlord’s Work in excess of that portion of the Tenant Allowance funded by Landlord through the date of the Event.

(F) “Substantial Completion” of Landlord’s Work shall be subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control (“Landlord’s Force Majeure”). The Landlord’s Work shall be “Substantially Complete” on the date on which the Landlord’s Work, with common facilities for access and service, has been completed except for (i) items of work and adjustment of equipment and fixtures which can be completed after occupancy thereof has been taken without causing substantial interference with Tenant’s use of the Premises (i.e. so-called “punch list” items) and (ii) items of work described in Exhibit B for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation (“long lead” items), provided that Landlord has identified readily-available comparable substitutes, if any, which would allow Landlord’s Work to proceed on schedule and Tenant has failed to accept the same. Landlord shall complete as soon as conditions practically permit all items and work excepted above and Tenant shall not use the Premises in such manner as will increase the cost of completion. In the event of any dispute as to the date on which Landlord’s Work is Substantially Complete, the reasonable determination of Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant. Furthermore, and notwithstanding the foregoing, Tenant recognizes that some of Landlord’s Work shall occur in the Third Amendment Existing Premises while Tenant is in occupancy. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations, but Tenant recognizes that certain accommodations must be made during the renovations and any such failure to cooperate with Landlord reasonably shall be deemed a Tenant delay. Landlord shall permit Tenant access for installing furnishings in portions of the Fourth Amendment Additional Premises when it can be done without material interference with remaining work. Notwithstanding anything in the foregoing to the contrary, the Fourth Amendment Additional Premises Commencement Date shall occur when the Fourth Amendment Additional Premises are Substantially Complete (even if the Third Amendment Existing Premises are not Substantially Complete). In that regard, even if Landlord’s Work for the Third Amendment Existing Premises is not Substantially Complete, then within (30) days following Substantial Completion of the Fourth Amendment Additional Premises Tenant shall vacate the Fourth Amendment Relinquished Premises, as more fully described in Paragraph 3(C) above.

(G) Landlord shall make available for Tenant’s use the existing 135 kilowatt, 480-volt generator (the “Generator”) now located on the roof of the building known as 420 Bedford Street. Landlord shall move such Generator from the roof of said building to the roof of the 430 Bedford Street Building but all moving, installation, wiring, cabling and all other hookup and activation costs, charges and expenses shall be paid for exclusively by Tenant (the “Generator Costs”) and Landlord shall have the right to deduct all Generator Costs from the Tenant Allowance. If the then balance of the Tenant Allowance after payment of the cost of Landlord’s Work shall be insufficient to pay all of the Generator Costs, Tenant shall pay for all Generator Costs not paid for out of the Tenant Allowance promptly upon being billed therefor by Landlord. The Generator is currently in good-working order, but Landlord makes no representation or warranty of any kind or type, whether express or implied, as to the condition or fitness of such Generator. Tenant shall be responsible, at its sole cost and expense, for all maintenance, repairs, replacements and the like respecting the Generator.

(H) In the event that the total cost of Landlord’s Work is less than the Tenant Allowance, Tenant shall be entitled to a credit toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease up to a maximum rent credit of $137,424.00 (the “Maximum Rent Credit”). At least ninety (90) days prior to January 1, 2007, Landlord shall advise Tenant of all amounts of the Tenant Allowance, if any, remaining undisbursed (“Landlord’s Notice”). All amounts of the Tenant Allowance, if any, remaining undisbursed after January 1, 2007 (i) shall first be applied to the Maximum Rent Credit and (ii) any excess funds remaining of the Tenant Allowance after application of the excess to the Maximum Rent Credit, if any, shall be deemed forfeited by Tenant.

11. As of the date hereof Landlord is holding a Security Deposit in the amount of $200,000.00 pursuant to the terms of the Paragraph 16 of the Second Amendment in the form of a Letter of Credit. Upon the execution of this Fourth Amendment by both Landlord and Tenant, such deposit shall be increased so that the increased outstanding amount of such Security Deposit shall be $400,000.00. Since the total amount of the Security Deposit, i.e., $400,000.00, is in the form of a Letter of Credit, provided that all of the other requirements for a security deposit are satisfied, as set forth in Paragraph 16 of the Second Amendment, at Tenant’s option, Landlord shall be entitled to (i) simultaneously exchange the existing Letter of Credit for a modified Letter of Credit or replacement Letter of Credit delivered by Tenant, in the full amount of $400,000.00 or (ii) accept an amendment to the Letter of Credit, which increases the amount secured by the Letter of Credit to $400,000.00. Landlord shall cooperate with Tenant in executing any necessary and reasonable documents required by the issuing institution to effectuate same. If there has never been and is not then an Event of Default under the terms of the Lease, then, on June 30, 2007, Tenant shall be entitled to reduce the Letter of Credit from $400,000.00 to $300,000.00 by written notice to Landlord received on or before July 7, 2007, time being of the essence, and Landlord shall cooperate with Tenant in effecting such reduction.

12. Landlord and Tenant acknowledge that, in accordance with Section 10.1 of the Lease, the number of parking spaces which Tenant is entitled to use pursuant to Section 1.1 of the Lease, as previously amended, shall be adjusted as follows:

(A) From the date hereof until the Fourth Amendment Additional Premises Commencement Date, the number of parking spaces which Tenant is entitled to use is one hundred sixty three (163) spaces.

(B) From and after the Fourth Amendment Additional Premises Date until the Fourth Amendment Relinquished Premises Termination Date, the number of parking spaces which Tenant is entitled to use is one hundred eighty nine (189) spaces.

(C) From and after the Fourth Amendment Relinquished Premises Termination Date through the expiration of the Lease Term (as may be extended if the option, set forth in Paragraph 9 is exercised), the number of parking spaces which Tenant is entitled to use is one hundred seventy eight (178) spaces.

13. (A) Subject to the terms and conditions hereinafter set forth, Tenant shall have an expansion right for each of the following premises (each, a “Right of First Offer” and collectively, “Rights of First Offer”). Tenant hereby agrees that all prior rights of first offer for extra space in the Building are hereby extinguished and are null and void, and deleted in their entirety from the Lease (and amendments thereto), and replaced with the following Rights of First Offer to the following premises (each, a “First Offer Space” and collectively as the “First Offer Spaces”).

(1)	The premises, containing 5,873 rentable square feet on the first floor of the Building, and identified as “Offer Premises A” on Exhibit D-1 attached hereto and made a part hereof.

(2)	The premises, containing 5,042 rentable square feet on the first floor of the Building, and identified as “Offer Premises B” on Exhibit D-2 attached hereto and made a part hereof.

(3)	The premises, containing 4,212 rentable square feet on the third floor of the building located at 430 Bedford Street, Lexington, and identified as “Offer Premises C” on Exhibit D-3 attached hereto and made a part hereof.

(B) The rights of the tenants under each of the leases for each of the First Offer Spaces, including, but not limited to, the original terms thereof, amendments, modifications expansion and extension options now or hereafter entered into (the “Existing Leases”) are prior and superior to the rights of Tenant under this Section. At the time that a First Offer Space becomes available for reletting; provided, that, (i) there is no Event of Default under the Lease, (ii) Tenant has not assigned the Lease or sublet any portion of the Premises except for an assignment or subletting permitted pursuant to Section 5.6.1 of the Lease, or a subletting (effected pursuant to the provisions of Sections 5.6 through 5.6.5 of the Lease) of less than twenty percent (20%) in the aggregate of the then Rentable Floor Area of the Premises and (iii) the Lease is still in full force and effect, Landlord agrees not to enter into a lease or leases to relet such First Offer Space without first giving to Tenant an opportunity to lease such space for the “Annual Market Rent” (as hereinafter defined). When any First Offer Space becomes so available for reletting, Landlord shall notify Tenant of the availability of such First Offer Space and shall advise Tenant of the Annual Market Rent and other business terms upon which Landlord is willing so to lease such space. For purposes of this Paragraph 12, the “Annual Market Rent” shall be reasonably determined by Landlord, based on the annual fair market rent rate for such space as of the date when such First Offer Space becomes available for reletting, based upon the use of such space as first class office space, utilizing properties of similar character within the Boston West Suburban market to establish the Annual Market Rent for the particular First Offer Space. When any First Offer Space becomes so available for reletting, Landlord shall notify Tenant of the availability of such First Offer Space and shall advise Tenant of the Annual Market Rent and other business terms upon which Landlord is willing so to lease such space. If Tenant determines to exercise Tenant’s Right of First Offer, Tenant shall give Landlord notice of Tenant’s desire to lease the entire amount of such space (Tenant having no right to Lease less than the entire amount of such First Offer Space) on such terms as Landlord has proposed (including Annual Market Rent). If Landlord receives said notice of acceptance from Tenant within fifteen (15) days after receipt of Landlord’s notice to Tenant of the availability of the First Offer Space to lease to Tenant and other terms thereof (including Annual Market Rent), the same shall constitute an agreement to enter into an amendment to the Lease setting forth the leasing of such space within thirty (30) days thereafter, upon all of the same terms and conditions contained in the Lease, except for the provisions of this Section, the Annual Fixed Rent which shall be equal to the Annual Market Rent as quoted by Landlord and those provisions which are inappropriate to the business agreement. If Tenant shall not so exercise such right within such period, time being of the essence in respect of such exercise, Tenant shall have no further right of offer hereunder with respect to such space offered to Tenant and Landlord shall be free to enter into a lease of such space with another prospective tenant or tenants upon terms and conditions as Landlord shall determine, which terms may include rights or options to extend the term or to expand the size of the premises under such lease or leases.

(C) If Tenant shall exercise any such Right of First Offer and if, thereafter, the then occupant of the premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not give Tenant any right to terminate the Lease or to deduct from, offset against or withhold Annual Fixed Rent or additional rent (or any portions thereof) with respect to the then existing Premises.

14. Landlord will, at Landlord’s sole cost and expense, construct a fitness area in a portion of the Fourth Amendment Relinquished Premises within a reasonable period of time after Tenant fully vacates the Fourth Amendment Relinquished Premises. The final size and location shall be as determined by Landlord (however, Landlord acknowledges that the area shall be in the range of at least approximately 1,000 rentable square feet). The fitness area will be available for the use of all tenants of the Lexington Office Park. The area will include separate men’s and women’s showers, lockers, hand sinks and changing areas. Landlord will also supply at least five to six pieces of certain fitness equipment for the fitness area to include for example, treadmill(s), exercise bike(s), miscellaneous free weights, additional fitness equipment not yet specified and floor mats. Landlord shall provide, and shall finish the fitness area in a manner consistent with a fitness center in a multitenant first class office building. The fitness area will have either card access or a combination lock to secure the area.

15. (A) Tenant warrants and represents to Landlord that Tenant has not dealt with any broker in connection with the consummation of this Fourth Amendment other than Trammell Crow Company (the “Broker”); and in the event any claim is made against Landlord relative to dealings by Tenant with brokers (other than the Broker), Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents to Tenant that Landlord has not dealt with any broker in connection with the consummation of this Fourth Amendment other than the Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

16. In Section 5.6.1.1, item (c) is hereby deleted and replaced with the following:

“(c) the proposed subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required; provided, however, if Landlord makes a determination that the proposed subtenant does not possess such adequate financial capability to so perform the Tenant obligations as and when due or required, Landlord will nonetheless approve the proposed subtenant’s financial capability if the proposed subtenant delivers to Landlord a Letter of Credit security deposit in form and substance acceptable to Landlord in an amount equal to six (6) months of Annual Fixed Rent.”

17. Landlord and Tenant will amend the Notice of Lease recorded with the Middlesex (South) Registry of Deeds in Book 31409, Page 288 to reflect the modifications to the Lease described in this Fourth Amendment.

18. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

19. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and as herein amended by this Fourth Amendment.

EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:		LANDLORD:

DAVID C. PROVOST FOR THE TRUSTEES OF ELANDZEE TRUST PURSUANT TO WRITTEN DELEGATION, BUT NOT INDIVIDUALLY

ATTEST:		TENANT:

CENTRA SOFTWARE, INC.

By:		By:
Name:		Name:
Title:	SECRETARY or ASSISTANT SECRETARY HEREUNTO DULY AUTHORIZED	Title:	PRESIDENT or VICE PRESIDENT HEREUNTO DULY AUTHORIZED

By:
Name:
		Title:	TREASURER or ASSISTANT TREASURER HEREUNTO DULYAUTHORIZED

EXHIBIT A-1

PLAN OF FOURTH AMENDMENT ADDITIONAL PREMISES

EXHIBIT A-2

PLAN OF FOURTH AMENDMENT RELINQUISHED PREMISES

EXHIBIT B

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.	Floor plan indicating location of partitions and doors (details required of partition and door types).

2.	Location of standard electrical convenience outlets and telephone outlets.

3.	Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.	Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.	Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.	Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.	Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.	Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.	Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.	Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.	Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.	Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13.	Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.	Location of any special soundproofing requirements.

15.	All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

16.	Drawing submittal shall include one sepia and one blue line print of each drawing.

17.	Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

EXHIBIT C

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in this Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.	Tenant’s Request. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of this Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to this Lease and to the specific section of this Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within ten (10) days of an additional broker selected by Landlord.

2.	Landlord’s Response. Within ten (10) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

3.	Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.	Rental Value Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value in as-is condition of the applicable space for the applicable period of time under this Lease. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said term if so determined, (y) shall take into account the as-is condition and location in the Building of the applicable space and (z) shall take account of, and be expressed in relation to, the tax and operating cost bases and provisions for paying for so-called tenant electricity as contained in this Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

Exhibit C

5.	Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6.	Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.	Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant’s broker alone make the determination of Prevailing Market Rent within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant’s and Landlord’s brokers have been designated but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third broker willing so to act. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant, such vacancy may be filled by the said Greater Boston Real Estate Board, Inc.. Any broker appointed by the Greater Boston Real Estate Board, Inc., pursuant to the provisions hereof shall, for all purposes, have the same standing and powers as though he had been originally appointed by the party originally designated to make such appointment by the terms hereof.

Exhibit C

EXHIBIT D-1

OFFER PREMISES A

EXHIBIT D-2

OFFER PREMISES B

EXHIBIT D-3

OFFER PREMISES C

EXHIBIT E

FORM OF COMMENCEMENT DATE AGREEMENT

DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

THIS AGREEMENT made this      day of                      200  , by and between the TRUSTEES OF                              TRUST (hereinafter “Landlord”) and                              (hereinafter “Tenant”).

W I T N E S S E T H    T H A T :

1.	This Agreement is made pursuant to Section of that certain Lease dated , between the parties aforenamed as Landlord and Tenant (the “Lease”).

2.	It is hereby stipulated that the Lease Term commenced on , (being the “Commencement Date” under the Lease), and shall end and expire on , unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

LANDLORD:

, as Trustee of Trust, for Himself and co-Trustees, pursuant to appropriate written delegation from the co-Trustees, but not individually

ATTEST:	TENANT:

By:	By:
Name:	Name:
Title:	Title:
Hereunto duly authorized

(CORPORATE SEAL)
COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this      day of                     , 200  , before me, the undersigned notary public, personally appeared                             , proved to me through satisfactory evidence of identification, which were                             , to be the person whose name is signed on the preceding or attached document in my presence.

NOTARY PUBLIC
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF

On this      day of                     , 200  , before me, the undersigned notary public, personally appeared                             , proved to me through satisfactory evidence of identification, which were                             , to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the documents are truthful and accurate to the best of [his] [her] knowledge and belief.

NOTARY PUBLIC
My Commission Expires:

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